Exhibit 10.22

LOAN AND SECURITY AGREEMENT

(EXIM Loan Facility)

THIS LOAN AND SECURITY AGREEMENT, dated as of the Closing Date (this “EXIM Agreement”), by and between SILICON VALLEY BANK (“Bank”), a California corporation, and AEROHIVE NETWORKS, INC., a Delaware corporation (“Borrower”), provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1. ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this EXIM Agreement will be construed following GAAP Calculations and determinations must be made following GAAP. The term “financial statements” includes the notes and schedules. The terms “including” and “includes” always mean “including (or includes) without limitation” in this or any Loan Document. This EXIM Agreement shall be construed to impart upon Bank a duty to act reasonably at all times.

2. LOAN AND TERMS OF PAYMENT

2.1 Promise to Pay.

Borrower will pay Bank the unpaid principal amount of all EXIM Advances and interest on the unpaid principal amount of the EXIM Advances as and when due in accordance with this EXIM Agreement.

2.1.1 EXIM Advances.

(a) Subject to the terms and conditions of this EXIM Agreement, Bank shall make EXIM Advances not exceeding (i) the lesser of (x) the EXIM Committed Line or (y) the Foreign Borrowing Base, minus (ii) the outstanding principal balance of any EXIM Advances. Amounts borrowed under this Section may be repaid and reborrowed during the term of this EXIM Agreement.

(b) To obtain an EXIM Advance, Borrower must notify Bank by facsimile or telephone by 12:00 p.m. Pacific time on the Business Day the EXIM Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank a completed Payment/Advance Form, and submit purchase orders and Export Orders in connection with such EXIM Advance. Bank will credit EXIM Advances to Borrower’s deposit account. Bank may make Credit Extensions under this EXIM Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Credit Extensions are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss suffered by Bank from that reliance.

(c) The EXIM Committed Line terminates on the EXIM Maturity Date, when all EXIM Advances and other amounts due under this EXIM Agreement are immediately payable.

2.2 Overadvances.

If Borrower’s Obligations under Section 2.1.1 exceed the lesser of either (i) the EXIM Committed Line or (ii) the Foreign Borrowing Base, Borrower must immediately pay Bank the excess (an “Overadvance”). Without limiting Borrower’s obligation to repay Bank any amount of the Overadvance, Borrower agrees to pay Bank interest on the outstanding amount of any Overadvance, on demand, at the Default Rate (as hereinafter defined).

2.3 Interest Rate; Payments; Collections.

(a) Interest Rate. The principal amount outstanding under the EXIM Committed Line shall accrue interest at a floating per annum rate equal to the Prime Rate, plus three-quarters of one percent (0.75%). After the occurrence and during the continuance of an Event of Default, Obligations accrue interest at five percent (5.0%) above the rate effective immediately before the Event of Default (the “Default Rate”). The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360-day year for the actual number of days elapsed.

(b) Payment; Interest Computation. Interest is payable monthly in arrears on the first (1st) calendar day of each month. In computing interest, (i) all Payments received after 12:00 p.m. Pacific time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension. Bank shall not, however, be required to credit Borrower’s account for the amount of any item of payment which is unsatisfactory to Bank in its good faith business judgment, and Bank may charge Borrower’s Designated Deposit Account for the amount of any item of payment which is returned to Bank unpaid.

(c) Payments. All payments (including prepayments) to be made by Borrower under any Loan Document shall be made in immediately available funds in U.S. Dollars, without setoff or counterclaim, before 12:00 p.m. Pacific time on the date when due. Payments of principal and/or interest received after 12:00 p.m. Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

(d) Debit of Accounts. Bank may debit any of Borrower’s deposit accounts, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes Bank when due. These debits shall not constitute a set-off.

2.4 Fees.

Borrower will pay:

(a) Bank Expenses. All Bank Expenses incurred through and after the date of this EXIM Agreement (including reasonable attorneys’ fees and expenses) payable when due; and

(b) EXIM Bank Expenses. On the Closing Date, EXIM Bank Expenses incurred through the date hereof.

2.5 Use of Proceeds.

Borrower will use the proceeds of the EXIM Advances only for the purposes specified in the EXIM Borrower Agreement. Borrower will not use the proceeds of the EXIM Advances for any purpose prohibited by the EXIM Borrower Agreement.

2.6 EXIM Guarantee.

To facilitate the financing of EXIM Eligible Foreign Accounts, the EXIM Bank has agreed to guarantee the EXIM Advances made under this EXIM Agreement, pursuant to a Master Guarantee Agreement, Loan Authorization Agreement and (to the extent applicable) Delegated Authority Letter Agreement (collectively, the “EXIM Guarantee”). If, at any time after the EXIM Guarantee has been entered into by Bank, for any reason other than due to any action or inaction of Borrower under the EXIM Guarantee, (a) the EXIM Guarantee shall cease to be in full force and effect, or (b) if the EXIM Bank declares the EXIM Guarantee void or revokes any obligations thereunder or denies liability thereunder, and any Overadvance results from either of the foregoing, Bank shall provide notice of such Overadvance to Borrower, and Borrower shall immediately pay the amount of the excess to Bank. If, at any time after the EXIM Guarantee has been entered into by Bank, for any reason other than the one described in the foregoing sentence, (x) the EXIM Guarantee shall cease to be in full force and effect, or (y) the EXIM Bank declares the EXIM Guarantee void or revokes any obligations thereunder or denies liability thereunder, any such event shall constitute an Event of Default under this EXIM Agreement. Nothing in any confidentiality agreement in this EXIM Agreement or in any other agreement shall restrict Bank’s right to make disclosures and provide information to the EXIM Bank in connection with the EXIM Guarantee.

2.7 EXIM Borrower Agreement.

Borrower shall execute and deliver a Borrower Agreement, in the form specified by the EXIM Bank (attached hereto as Annex A), in favor of Bank and the EXIM Bank, together with an amendment thereto approved by the EXIM Bank to conform certain terms of such Borrower Agreement to the terms of this EXIM Agreement (as amended, the “EXIM Borrower Agreement”). When the EXIM Borrower Agreement is entered into by Borrower and the EXIM Bank and delivered to Bank, this EXIM Agreement shall be subject to all of the terms and conditions of the EXIM Borrower Agreement, all of which are hereby incorporated herein by this reference. From and after the time Borrower and the EXIM Bank have entered into the EXIM Borrower Agreement and delivered the same to Bank, Borrower expressly agrees to perform all of the obligations and comply with all of the affirmative and negative covenants and all other terms and conditions set forth in the EXIM Borrower Agreement as though the same were expressly set forth herein. In the event of any conflict between the terms of the EXIM Borrower Agreement (if then in effect) and the other terms of this EXIM Agreement, whichever terms are more restrictive shall apply. If a Loan Authorization Agreement is entered into by Borrower and the EXIM Bank and delivered to Bank, Borrower agrees to be bound by the terms of such Loan Authorization Agreement, including, without limitation, by any additions or revisions made prior to its execution on behalf of EXIM Bank. Upon the execution of a Loan Authorization Agreement by EXIM Bank and Bank, it shall become an attachment to the EXIM Borrower Agreement. Borrower shall reimburse Bank for all fees and all out of pocket costs and expenses incurred by Bank with respect to the EXIM Guaranty and the EXIM Borrower Agreement, including without limitation all facility fees and usage fees, and Bank is authorized to debit any of Borrower’s deposit accounts with Bank for such fees, costs and expenses when paid by Bank.

3. CONDITIONS OF LOANS

3.1 Conditions Precedent to Initial EXIM Advance.

Bank’s obligation to make the initial EXIM Advance is subject to the condition precedent that it receives the agreements, documents and fees it requires.

3.2 Conditions Precedent to all EXIM Advances.

Bank’s obligations to make each EXIM Advance, including the initial EXIM Advance, is subject to the following:

(a) timely receipt of an Export Order and a Payment/Advance Form;

(b) the representations and warranties in this Agreement shall be true, accurate, and complete in all material respects on the date of the Payment/Advance Form and on the effective date of each EXIM Advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true, accurate, and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(c) the EXIM Guarantee will be in full force and effect; and

(d) in Bank’s sole discretion, there has not been any material impairment in the general affairs, management, results of operation, financial condition or the prospect of repayment of the Obligations, or any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank.

4. CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest.

Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that may have superior priority to Bank’s Lien under this EXIM Agreement). If Borrower shall acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this EXIM Agreement, with such writing to be in form and substance satisfactory to Bank.

Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank. Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that may have superior priority to Bank’s Lien in this EXIM Agreement).

If this EXIM Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are satisfied in full, and at such time, Bank shall, at Borrower’s sole cost and expense, terminate its security interest in the Collateral and all rights therein shall revert to Borrower. In the event (x) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (y) this EXIM Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any. In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to one hundred percent (100%) of the Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such Letters of Credit.

4.2 Authorization to File.

Borrower authorizes Bank to file financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to perfect or protect Bank’s interest in the Collateral.

5. REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1 Domestic Loan Documents.

The representations and warranties contained in the Domestic Loan Documents, which are incorporated into this EXIM Agreement, are true and correct.

5.2 Accounts Receivable.

(a) For each Account with respect to which EXIM Advances are requested, on the date each EXIM Advance is requested and made, such Account shall meet the Minimum EXIM Foreign Eligibility Requirements, as the case may be, set forth in Section 13.1 below.

(b) All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Accounts are and shall be true and correct and all such invoices, instruments and other documents, and all of Borrower’s Books are genuine and in all respects what they purport to be. All sales and other transactions underlying or giving rise to each Account shall comply in all material respects with all applicable laws and governmental rules and regulations. Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are an EXIM Eligible Foreign Account in any Foreign Borrowing Base Certificate. To the best of Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.

6. AFFIRMATIVE COVENANTS

Borrower will do all of the following:

6.1 Domestic Loan Documents.

Borrower will comply with all the provisions of the Domestic Loan Documents.

6.2 EXIM Insurance.

If requested by Bank in its reasonable discretion, Borrower will obtain, and pay when due all premiums with respect to, and maintain uninterrupted foreign credit insurance. In addition, Borrower will execute in favor of Bank an assignment of proceeds of any insurance policy obtained by Borrower and issued by EXIM Bank insuring against comprehensive commercial and political risk (the “EXIM Bank Policy”). The insurance proceeds from the EXIM Bank Policy assigned or paid to Bank will be applied to the balance outstanding under this EXIM Agreement. Borrower will immediately notify Bank and EXIM Bank in writing upon submission of any claim under the EXIM Bank Policy. Then Bank will not be obligated to make any further Credit Extensions to Borrower without prior approval from EXIM Bank.

6.3 EXIM Borrower Agreement.

Borrower will comply with all terms of the EXIM Borrower Agreement. If any provision of the EXIM Borrower Agreement conflicts with any provision contained in this EXIM Agreement, the more strict provision, with respect to the Borrower, will control.

6.4 Terms of Sale.

Borrower will, if required by EXIM Bank or Bank, cause all sales of products on which the Credit Extensions are based to be supported by one or more irrevocable letters of credit in an amount and of matter, naming a beneficiary and issued by a financial institution acceptable to Bank and negotiated by Bank.

6.5 Reporting Requirements.

Borrower shall deliver all reports, certificates and other documents to Bank as provided in the EXIM Borrower Agreement, including, without limitation, a Foreign Borrowing Base Certificate on a monthly basis, purchase orders and any other information that Bank and EXIM Bank may reasonably request. In addition, Borrower shall comply with the reporting requirements set forth in the Domestic Loan Documents.

6.6 Further Assurances.

Borrower will execute any further instruments and take further action as Bank requests to perfect or continue Bank’s security interest in the Collateral or to effect the purposes of this EXIM Agreement.

7. NEGATIVE COVENANTS

Borrower will not do any of the following:

7.1 Domestic Loan Documents.

Violate or fail to comply with the Domestic Loan Documents after giving effect to all applicable cure periods.

7.2 EXIM Borrower Agreement.

Violate or fail to comply with any provision of the EXIM Borrower Agreement.

7.3 EXIM Guarantee.

Take an action, or permit any action to be taken, that causes, or could be expected to cause, the EXIM Guarantee to not be in full force and effect.

8. EVENTS OF DEFAULT

Any one of the following is an Event of Default:

8.1 Payment Default.

If Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the EXIM Maturity Date). During the cure period, the failure to make or pay any payment specified under clause (a) or (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period).

8.2 Covenant Default.

If Borrower violates any covenant in this EXIM Agreement or in any of the Domestic Loan Documents or the EXIM Borrower Agreement (and is not cured within any applicable grace period provided therein) or an Event of Default occurs under this EXIM Agreement or the Domestic Loan Documents.

8.3 EXIM Guarantee.

If the EXIM Guarantee ceases for any reason to be in full force and effect, or if the EXIM Bank declares the EXIM Guarantee void or revokes any obligations under the EXIM Guarantee.

9. BANK’S RIGHTS AND REMEDIES

9.1 Rights and Remedies.

When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

(a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 of the Domestic Loan Agreement occurs all Obligations are immediately due and payable without any action by Bank);

(b) Stop advancing money or extending credit for Borrower’s benefit under this EXIM Agreement or under any other agreement between Borrower and Bank;

(c) Settle or adjust disputes and claims directly with Account Debtors for amounts, on terms and in any order that Bank considers advisable;

(d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

(f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral;

(g) Dispose of the Collateral according to the Code;

(h) for any Letters of Credit, demand that Borrower (i) deposit cash with Bank in an amount equal to one hundred percent (100%) of the Dollar Equivalent of the aggregate face amount of all Letters of Credit remaining undrawn (plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment)), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit; and

(i) terminate any FX Contract.

9.2 Power of Attorney.

Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (i) endorse Borrower’s name on any checks or other forms of payment or security; (ii) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (iii) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Bank determines reasonable; (iv) make, settle, and adjust all claims under Borrower’s insurance policies; (v) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (vi) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Bank’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder. Bank’s foregoing appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Bank’s obligation to provide Credit Extensions terminates.

9.3 Accounts Collection.

When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank’s security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the Account Debtor, with proper endorsements for deposit.

9.4 Bank Expenses.

If Borrower fails to pay any amount or furnish any required proof of payment to third persons, Bank may make all or part of the payment or obtain insurance policies required in Section 6.5 of the Domestic Loan Agreement, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.5 Bank’s Liability for Collateral.

If Bank complies with reasonable banking practices it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6 Remedies Cumulative.

Bank’s rights and remedies under this EXIM Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.7 Demand Waiver.

Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

9.8 EXIM Direction.

Upon the occurrence of an Event of Default, EXIM Bank shall have the right to (i) direct Bank to exercise the remedies specified in Section 9.1 and (ii) request that Bank accelerate the maturity of any other loans to Borrower.

9.9 EXIM Notification.

Bank has the right to immediately notify EXIM Bank in writing if it has knowledge of any of the following events: (1) any failure to pay any amount due under this EXIM Agreement; (2) the Foreign Borrowing Base is less than the sum of the outstanding Credit Extensions; (3) any failure to pay when due any amount payable to Bank under any Obligations owing by Borrower to Bank; (4) the filing of an action for debtor’s relief by, against or on behalf of Borrower; (5) any threatened or pending material litigation against Borrower, or any dispute involving Borrower.

If Bank sends a notice to EXIM Bank, Bank has the right to send EXIM Bank a written report on the status of events covered by the notice every thirty (30) days after the date of the original notification, until Bank files a claim with EXIM Bank or the defaults have been cured (but no Credit Extensions may be required during the cure period unless EXIM Bank gives its written approval). If directed by EXIM Bank, Bank will have the right to exercise any rights it may have against the Borrower to demand the immediate repayment of all amounts outstanding under the EXIM Loan Documents.

10. NOTICES

All notices or demands by any party about this EXIM Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile in accordance with the Domestic Loan Agreement.

11. CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, that nothing in this EXIM Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrower in accordance with, Section 10 of this EXIM Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS EXIM AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS EXIM AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

12. GENERAL PROVISIONS

12.1 Successors and Assigns.

This EXIM Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this EXIM Agreement or any rights under it without Bank’s prior written consent which may be granted or withheld in Bank’s discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits under this EXIM Agreement.

12.2 Indemnification.

Borrower agrees to indemnify, defend and hold Bank and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Bank (each, an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or expenses (including EXIM Bank Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between Bank and Borrower contemplated by the Loan Documents (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct.

12.3 Time of Essence.

Time is of the essence for the performance of all obligations in this EXIM Agreement.

12.4 Severability of Provision.

Each provision of this EXIM Agreement is severable from every other provision in determining the enforceability of any provision.

12.5 Amendments in Writing, Integration.

All amendments to this EXIM Agreement must be in writing. This EXIM Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this EXIM Agreement merge into this EXIM Agreement and the Loan Documents.

12.6 Counterparts.

This EXIM Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.7 Survival.

All covenants, representations and warranties made in this EXIM Agreement continue in full force until this EXIM Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this EXIM Agreement) have been paid in full and satisfied. Without limiting the foregoing, except as otherwise provided in Section 4.1, the grant of security interest by Borrower in Section 4.1 shall survive until the termination of all Bank Services Agreements. The obligation of Borrower in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.8 Confidentiality.

In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank’s Subsidiaries or Affiliates (such Subsidiaries and Affiliates, together with Bank, collectively, “Bank Entities”); (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use its best efforts to obtain any prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required in connection with Bank’s examination or audit; (e) as Bank considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein. Confidential information does not include information that is either: (i) in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (ii) disclosed to Bank by a third party if Bank does not know that the third party is prohibited from disclosing the information.

Bank Entities may use the confidential information for reporting purposes and the development and distribution of databases and market analyses so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly prohibited by Borrower. The provisions of the immediately preceding sentence shall survive the termination of this EXIM Agreement.

12.9 EXIM Borrower Agreement; Cross-Collateralization; Cross-Default; Conflicts.

This EXIM Agreement, the Domestic Loan Agreement and the EXIM Borrower Agreement shall continue in full force and effect until all Obligations (other than inchoate indemnity obligations) have been paid in full and all commitments of Bank to provide Credit Extensions have terminated. All rights and remedies under this EXIM Agreement, the Domestic Loan Agreement and the EXIM Borrower Agreement are cumulative. Without limiting the generality of the foregoing, all “Collateral” as defined in this EXIM Agreement, the Domestic Loan Agreement and as defined in the EXIM Borrower Agreement shall secure all EXIM Advances and all interest thereon, and all other Obligations. Any Event of Default under this EXIM Agreement shall also constitute an Event of Default under the EXIM Borrower Agreement and the Domestic Loan Agreement; any Event of Default under the Domestic Loan Agreement shall also constitute an Event of Default under the EXIM Borrower Agreement and this EXIM Agreement; and any Event of Default under the EXIM Borrower Agreement shall also constitute an Event of Default under this EXIM Agreement and the Domestic Loan Agreement. In the event Bank assigns its rights under this EXIM Agreement, the Domestic Loan Agreement, or the EXIM Borrower Agreement and/or under any note evidencing EXIM Advances, to any third party, including, without limitation, the EXIM Bank, whether before or after the occurrence of any Event of Default, Bank shall have the right (but not any obligation), in its sole discretion, to allocate and apportion Collateral to the EXIM Borrower Agreement, the Domestic Loan Agreement and/or note assigned and to specify the priorities of the respective security interests in such Collateral between itself and the assignee, all without notice to or consent of the Borrower. Should any term of this EXIM Agreement conflict with any term of the Domestic Loan Agreement or the EXIM Borrower Agreement, the more restrictive term in such agreements shall govern Borrower.

13. DEFINITIONS

13.1 Definitions.

Except as otherwise defined, terms that are capitalized in this EXIM Agreement will have the same meaning assigned in the Domestic Loan Documents. In this EXIM Agreement:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Buyer” shall mean a Person that has entered into one or more Export Orders with Borrower or is an obligor on an Account.

“Closing Date” is the date Bank executes this EXIM Agreement as indicated on the signature page hereof.

“Collateral” is the property described on Exhibit A.

“Country Limitation Schedule” shall mean the schedule published from time to time by EXIM Bank and provided to Borrower by Bank which sets forth on a country by country basis whether and under what conditions EXIM Bank will provide coverage for the financing of export transactions to countries listed therein.

“Credit Extension” is any EXIM Advance, or any other extension of credit by Bank for Borrower’s benefit under this EXIM Agreement.

“Default Rate” is defined in Section 2.3(a).

“Domestic Loan Agreement” means that certain Loan and Security Agreement dated as of June 21, 2012 by and between Borrower and Bank, as amended, modified, supplemented or restated from time to time.

“Domestic Loan Documents” means the Domestic Loan Agreement, any note or notes executed by Borrower or any other agreement entered into in connection with the Domestic Loan Agreement, between Borrower and Bank, all as may be amended, modified, supplemented or restated from time to time, but excluding any EXIM Loan Documents.

“EXIM Advance” or “EXIM Advances” is a loan advance (or advances) under the EXIM Committed Line.

“EXIM Bank” is the Export-Import Bank of the United States.

“EXIM Bank Expenses” are all audit fees and expenses; reasonable costs or expenses (including reasonable attorneys’ fees and expenses) for preparing, negotiating, administering, defending and enforcing the EXIM Loan Documents (including appeals or Insolvency Proceedings) and the fees that the Bank pays to the EXIM Bank in consideration of the issuance of the EXIM Guarantee.

“EXIM Borrower Agreement” is defined in Section 2.7.

“EXIM Committed Line” is an EXIM Advance or EXIM Advances of up to Three Million Dollars ($3,000,000).

“EXIM Eligible Foreign Accounts” means Accounts which arise in the ordinary course of Borrower’s business from Account Debtors whose principal place of business is located outside of the United States and that meet all Borrower’s representations and warranties in Section 5.2 and conform in all respects to the EXIM Borrower Agreement, and either (a) are guaranteed by EXIM

Bank, less any deductible; (b) are supported by letter(s) of credit acceptable to Bank; (c) are owing from an Account Debtor whose principal place of business is located in Canada (provided that Bank has perfected its security interest in such Account to Bank’s satisfaction), or (d) that Bank approves in writing. The following are the minimum requirements (the “Minimum EXIM Foreign Eligibility Requirements”) for an Account to be an EXIM Eligible Foreign Account. Bank reserves the right at any time after the Closing Date to adjust the Minimum EXIM Foreign Eligibility Requirements and to establish new criteria in its good faith business judgment. Unless Bank otherwise agrees in writing, in no event shall EXIM Eligible Foreign Accounts include any Account:

(a) that does not arise from the sale of Items (as defined in the EXIM Borrower Agreement) in the ordinary course of Borrower’s business;

(b) that is not subject to a valid, perfected, and enforceable first priority Lien in favor of Bank;

(c) as to which any covenant, representation or warranty contained in the Loan Documents with respect to such Account has been breached;

(d) that is not owned by Borrower or is subject to any right, claim or interest of another Person other than the Lien in favor of Bank;

(e) with respect to which an invoice has not been sent;

(f) generated by the sale or provision of defense articles or defense services, subject to exceptions approved in writing by EXIM Bank;

(g) that is due and payable from a military Buyer, subject to exceptions approved in writing by EXIM Bank;

(h) that is due and payable from a foreign Buyer located in a country with which EXIM Bank is legally prohibited from doing business as designated in the Country Limitation Schedule (Note: if the Borrower has knowledge that an export to a country in which EXIM Bank may do business, as set forth in the Country Limitation Schedule, will be re-exported to a country with which EXIM Bank is legally prohibited from doing business, the corresponding receivables (or a pro-rata portion thereof) are not eligible for inclusion in the Foreign Borrowing Base);

(i) that does not comply with the requirements of the Country Limitation Schedule;

(j) that by its original terms is due and payable more than one hundred eighty (180) days from the date of the invoice;

(k) that is not paid within sixty (60) calendar days from its original due date, unless it is insured through EXIM Bank export credit insurance for comprehensive commercial and political risk, in which case it is not paid within ninety (90) calendar days from its due date;

(l) of a Buyer for whom fifty percent (50%) or more of the Accounts of such Buyer do not satisfy the requirements of subclauses (i) and (k) above;

(m) that arises from a sale of goods to or performance of services for an employee, stockholder, or subsidiary of Borrower, intra-company receivables or any receivable from a stockholder, any Person with a controlling interest in Borrower or a Person which shares common controlling ownership with Borrower;

(n) that is backed by a letter of credit unless the Items covered by the subject letter of credit have been shipped, or where the covered services have not yet been provided;

(o) that Bank or EXIM Bank, in its reasonable judgment, deems uncollectible or unacceptable for any reason; this category includes, but is not limited to, finance charges or late charges imposed on the foreign Buyer by Borrower as a result of the foreign Buyer’s past due status;

(p) that is due and payable in a currency other than Dollars, except as may be approved in writing by EXIM Bank;

(q) that does not comply with the terms of sale as set forth by EXIM Bank;

(r) that is due and payable from a Buyer who becomes unable to pay its debts or whose ability to pay its debts become questionable;

(s) that arises from a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

(t) for which the Items giving rise to such Account have not been shipped to the Buyer or when the Items are services, such services have not been performed or when the Export Order specifies a timing for invoicing the Items other than shipment or performance and the Items have not been invoiced in accordance with such terms of the Export Order, or the Account otherwise does not represent a final sale;

(u) that is subject to any offset, deduction, defense, dispute, or counterclaim or the Buyer is also a creditor or supplier of Borrower or the Account is contingent in any respect or for any reason;

(v) for which Borrower has made any agreement with the Buyer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment;

(w) for which any of the Items giving rise to such Account have been returned, rejected or repossessed;

(x) that arises from the sale of Items that do not meet fifty percent (50%) U.S. Content requirements;

(y) that is deemed to be ineligible by EXIM Bank; or

(z) that is billed and payable to Borrower outside the United States or is payable to any Person other than Borrower, except for EXIM Export-Related Overseas Receivables.

“EXIM Export-Related Overseas Receivables” shall mean those Accounts due to a foreign Subsidiary or Affiliate of Borrower located outside of the United States which would otherwise qualify as EXIM Eligible Foreign Accounts provided that:

(a) Such Account is due and payable to a foreign Subsidiary or Affiliate of Borrower that is a party to the Loan Documents and approved by EXIM Bank in writing;

(b) Such Accounts are derived from eligible exports originating from the United States;

(c) All proceeds from such Accounts are collected through a cash collateral account and remitted to the United States on a monthly basis;

(d) Bank obtains a valid first priority security interest (or equivalent thereof) in the Accounts in the jurisdiction where the Accounts are located;

(e) Bank obtains a legal opinion from local counsel with regard to the enforceability of such security interest and the procedures that EXIM Bank would have to take to foreclose and liquidate such Accounts; and

(f) Such Accounts are payable in Dollars or in other currencies approved by EXIM Bank in writing.

“EXIM Guarantee” is that certain Master Guarantee Agreement or other agreement, as amended from time to time, the terms of which are incorporated into this EXIM Agreement.

“EXIM Loan Documents” means that this EXIM Agreement, the EXIM Borrower Agreement, any side letter to the EXIM Borrower Agreement, any note or notes executed by Borrower to evidence EXIM Advances or any other agreement entered into in connection with this EXIM Agreement, pursuant to which EXIM Bank guarantees Borrower’s obligations under this EXIM Agreement.

“EXIM Maturity Date” is June 30, 2014.

“Export Order” is a written export order or contract for the purchase by the buyer from the Borrower of any finished goods or services which are intended for export.

“Foreign Borrowing Base” means (a) up to ninety percent (90%) of EXIM Eligible Foreign Accounts (other than Unhedged EXIM Eligible Foreign Accounts) which are invoiced in Dollars or foreign currencies hedged to the satisfaction of Bank in its reasonable discretion, plus (b) up to seventy percent (70%) of Unhedged EXIM Eligible Foreign Accounts, net of any offsets related to each specific Account Debtor, as determined by Bank from Borrower’s most recent Foreign Borrowing Base Certificate; provided, however, that Bank may decrease the foregoing percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral; provided, further that EXIM Export-Related Overseas Receivables may not exceed fifty percent (50%) of the Foreign Borrowing Base at any time.

“Foreign Borrowing Base Certificate” is that certain certificate in the form attached hereto as Exhibit B.

“Items” shall have the meaning given such term in the Borrower Agreement.

“Loan Documents” are, collectively, this EXIM Agreement, the EXIM Loan Documents, the Domestic Loan Documents, any Bank Services Agreement, any note, or notes or guaranties executed by Borrower in connection with this EXIM Agreement or the Domestic Loan Documents, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this EXIM Agreement or the Domestic Loan Documents, all as amended, extended or restated.

“Obligations” are debts, principal, interest, EXIM Bank Expenses, Bank Expenses, and other amounts Borrower owes Bank now or later under this EXIM Agreement, including letters of credit and exchange contracts and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank and the Obligations of Borrower under the Domestic Loan Documents.

“Overadvance” is defined in Section 2.2.

“Schedule” is any attached schedule of exceptions.

“Unhedged EXIM Eligible Foreign Accounts” means EXIM Eligible Foreign Accounts with regard to which the applicable invoice is denominated in unhedged foreign currencies.

“U.S. Content” means, with respect to any Item, all the costs, including labor, materials, services and overhead, but not markup or profit margin, which are of U.S. origin or manufacture, and which are incorporated into an Item in the United States.

[Signatures Appear on the Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this EXIM Agreement to be executed as of the Closing Date.

BORROWER:

AEROHIVE NETWORKS, INC.

By:	/s/ George Frie
Name: George Frie
Title: CFO

BANK:

SILICON VALLEY BANK

By:	/s/ Matthew Wright
Name: Matthew Wright
Title: RM

Closing Date: June 21, 2012

EXHIBIT A

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include (i) any of the outstanding capital stock of a controlled foreign corporation (as defined in the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder) in excess of 65% of the voting power of all classes of capital stock of such controlled foreign corporation, (ii) any property subject to a Lien described in clause (c) of the definition of Permitted Lien if the granting of a Lien in such property is prohibited by or would constitute a default under any agreement or document governing such property (but only to the extent such prohibition is enforceable under applicable law), provided that upon the termination or lapsing of any such prohibition, such property shall automatically be part of the Collateral, or (iii) any Intellectual Property; provided, however, the Collateral shall include all Accounts and all proceeds of Intellectual Property. If a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and such property that are proceeds of Intellectual Property, then the Collateral shall automatically, and effective as of the Effective Date, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in such Accounts and such other property of Borrower that are proceeds of the Intellectual Property.

Pursuant to the terms of a certain negative pledge arrangement with Bank, Borrower has agreed not to encumber any of its Intellectual Property without Bank’s prior written consent.

EXHIBIT B

FOREIGN BORROWING BASE CERTIFICATE

COLLATERAL SCHEDULE

(FOREIGN A/R LINE OF CREDIT)

Borrower: Aerohive Networks, Inc.	Bank: Silicon Valley Bank

FOREIGN ACCOUNTS RECEIVABLE FROM EXPORT ACTIVITIES
1.	Foreign Accounts Receivable Book Value as of	$
2.	Additions (please explain on reverse)	$
3.	TOTAL FOREIGN ACCOUNTS RECEIVABLE	$
ACCOUNTS RECEIVABLE DEDUCTIONS
4.	Billed and payable outside U.S. and/or payable to other Person	$
5.	Accounts not arising from sale of Items	$
6.	Accounts not subject to Bank Lien	$
7.	Accounts subject of breach in Loan Agreement	$
8.	Accounts not owned by Borrower	$
9.	Accounts without invoices	$
10.	Accounts arising from the sale of defense articles or items	$
11.	Accounts due and payable from a military buyer	$
12.	Accounts payable by buyer located in prohibited countries	$
13.	Accounts not complying with Country Limitation Schedule	$
14.	Accounts due and payable more than 180 days from invoice due date	$
15.	Accounts not paid w/in 60 days (90 if insured through EXIM Bank)	$
16.	Accounts with 50% or more over requirements of No. 14 and No. 15	$
17.	Intercompany/Employee and affiliate Accts	$
18.	Accts supported by LCs not accepted by EXIM	$
19.	Accounts determined doubtful	$
20.	Accounts billed in non U.S. currency (unless satisfactorily hedged)	$
21.	Accounts for which an agreement for deductions have been made	$
22.	Accounts not compliant with terms of sale of EXIM Bank	$
23.	Accounts owing from insolvent Account Debtors	$
24.	Accounts arising from bill-and-hold, guaranteed sale, sale on approval, consignment, repurchase or return basis, or evidenced by chattel paper	$
25.	Accounts for Items not yet shipped or services not performed	$
26.	Contra Accounts
27.	Disputed Accounts	$
28.	Accounts for Items which have been rejected/returned/repossessed	$
29.	Accounts not meeting 50% U.S. Content Requirements	$
30.	Accounts deemed ineligible by EXIM Bank	$
31.	Other	$
32.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$
33.	Eligible Accounts (No. 3 minus No. 32)	$
34.	Loan Value of Eligible Accounts (90% of no. 33)	$
35.	Loan Value of Accounts excluded solely pursuant to #20 above for being payable in other currencies (70% of such Accounts)	$
BALANCES
36.	Maximum Loan Amount		$3,000,000
37.	Total Available (Lesser of No. 36 or (No. 35 plus No. 33))	$
38.	Present balance owing on Line of Credit	$
39.	RESERVE POSITION (No. 37- No. 38)	$

The undersigned represents and warrants that as of the date hereof the foregoing is true, complete and correct, that the information reflected in this Collateral Schedule complies with the representations and warranties set forth in the Loan and Security Agreement (EXIM Loan Facility), between Borrower and Bank, and the EXIM Borrower Agreement, executed by Borrower and acknowledged by Bank, each dated             , 2012, as may be amended from time to time, as if all representations and warranties were made as of the date hereof, and that Borrower is, and shall remain, in full compliance with its agreements, covenants, and obligations under such agreements. Such representations and warranties include, without limitation, the following: Borrower is using disbursements under such agreements only for the purpose of enabling Borrower to finance the cost of manufacturing, purchasing or selling items intended for export. Borrower is not using such disbursements for the purpose of: (a) servicing any of Borrower’s unrelated pre-existing or future indebtedness; (b) acquiring fixed assets or capital goods for the use of Borrower’s business; (c) acquiring, equipping, or renting commercial space outside the United States; or (d) paying salaries of non-U.S. citizens or non-U.S. permanent residents who are located in the offices of the United States. Additionally, disbursements are not being used to finance the manufacture, purchase or sale of all of the following: (a) Items to be sold to a buyer located in a country in which the Export Import Bank of the United States is legally prohibited from doing business; (b) that part of the cost of the items which is not U.S. Content unless such part is not greater than fifty percent (50%) of the cost of the items and is incorporated into the items in the United States; (c) defense articles or defense services or items directly or indirectly destined for use by military organizations designed primarily for military use (regardless of the nature or actual use of the items); or (d) any items to be used in the construction, alteration, operation or maintenance of nuclear power, enrichment, reprocessing, research or heavy water production facilities.

Sincerely, AEROHIVE NETWORKS, INC.

By:
Name:
Title:

Closing Date: , 201

BANK USE ONLY

Received by:
Date:
Verified By:

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

(EXIM LOAN FACILITY)

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 18th day of September, 2012, by and between SILICON VALLEY BANK, a California corporation (“Bank”) and AEROHIVE NETWORKS, INC., a Delaware corporation (“Borrower”).

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement (EXIM Loan Facility) dated as of June 21, 2012 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) revise the definition of Foreign Borrowing Base, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 13.1 (Definitions).

(a) The term “Eligible Deferred Revenue Accounts” is hereby added in alphabetical order to the definitions set forth in Section 13.1 of the Loan Agreement as follows:

“Eligible Deferred Revenue Accounts” means EXIM Eligible Foreign Accounts with regard to which Borrower has received Deferred Revenue (as defined in the Domestic Loan Agreement) solely in connection with the sale of service contracts and/or maintenance contracts. Notwithstanding the foregoing, at no time will EXIM Advances made against such Eligible Deferred Revenue Accounts exceed, in an aggregate amount, one-third (1/3) of the EXIM Committed Line.

(b) The term “Foreign Borrowing Base” is hereby amended in its entirety and replaced with the following:

“Foreign Borrowing Base” means (a) up to ninety percent (90%) of EXIM Eligible Foreign Accounts (other than Unhedged EXIM Eligible Foreign Accounts and Eligible Deferred Revenue Accounts) which are invoiced in Dollars or foreign currencies hedged to the satisfaction of Bank in its reasonable discretion, plus (b) up to seventy percent (70%) of Unhedged EXIM Eligible Foreign Accounts, plus (c) up to seventy percent (70%) of Eligible Deferred Revenue Accounts, net of any offsets related to each specific Account Debtor, as determined by Bank from Borrower’s most recent Foreign Borrowing Base Certificate; provided, however, that Bank may decrease the foregoing percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral; provided, further that EXIM Export-Related Overseas Receivables may not exceed fifty percent (50%) of the Foreign Borrowing Base at any time.

2.2 Exhibit B (Foreign Borrowing Base Certificate). The Foreign Borrowing Base Certificate is amended in its entirety and replaced with the Foreign Borrowing Base Certificate in the form of Exhibit B attached hereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) the due execution and delivery to Bank of the First Amendment to Loan and Security Agreement by the Borrower and Bank dated of even date herewith (the “Domestic Amendment”), and (c) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment and the Domestic Amendment.

[Signature page follows.).

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER: AEROHIVE NETWORKS, INC.

By:	/s/ George Frie
Name:	George Frie
Title:	CFO

BANK: SILICON VALLEY BANK

By:	/s/ Matthew Wright
Name:	Matthew Wright
Title:	RM

EXHIBIT B

FOREIGN BORROWING BASE CERTIFICATE

COLLATERAL SCHEDULE

(FOREIGN A/R LINE OF CREDIT)

Borrower: Aerohive Networks, Inc.	Bank: Silicon Valley Bank

FOREIGN ACCOUNTS RECEIVABLE FROM EXPORT ACTIVITIES
1.	Foreign Accounts Receivable Book Value as of __________________________	$
2.	Additions (please explain on reverse)	$
3.	TOTAL FOREIGN ACCOUNTS RECEIVABLE	$
ACCOUNTS RECEIVABLE DEDUCTIONS
4.	Billed and payable outside U.S. and/or payable to other Person	$
5.	Accounts not arising from sale of Items	$
6.	Accounts not subject to Bank Lien	$
7.	Accounts subject of breach in Loan Agreement	$
8.	Accounts not owned by Borrower	$
9.	Accounts without invoices	$
10.	Accounts arising from the sale of defense articles or items	$
11.	Accounts due and payable from a military buyer	$
12.	Accounts payable by buyer located in prohibited countries	$
13.	Accounts not complying with Country Limitation Schedule	$
14.	Accounts due and payable more than 180 days from invoice due date	$
15.	Accounts not paid w/in 60 days (90 if insured through EXIM Bank)	$
16.	Accounts with 50% or more over requirements of No. 14 and No. 15	$
17.	Intercompany/Employee and affiliate Accts	$
18.	Accts supported by LCs not accepted by EXIM	$
19.	Accounts determined doubtful	$
20.	Accounts billed in non U.S. currency (unless satisfactorily hedged)	$
21.	Accounts for which an agreement for deductions have been made	$
22.	Accounts not compliant with terms of sale of EXIM Bank	$
23.	Accounts owing from insolvent Account Debtors	$
24.	Accounts arising from bill-and-hold, guaranteed sale, sale on approval, consignment, repurchase or return basis, or evidenced by chattel paper	$
25.	Accounts for Items not yet shipped or services not performed	$
26.	Contra Accounts
27.	Disputed Accounts	$
28.	Accounts for Items which have been rejected/returned/repossessed	$
29.	Accounts not meeting 50% U.S. Content Requirements	$
30.	Accounts deemed ineligible by EXIM Bank	$
31.	Other	$
32.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$
33.	Eligible Accounts (No. 3 minus No. 32)	$
34.	Loan Value of Eligible Accounts (90% of no. 33)	$
35.	Loan Value of Accounts excluded solely pursuant to #20 above for being payable in other currencies (70% of such Accounts)	$
36.	Loan Value of Eligible Deferred Revenue Accounts (70% of such Accounts; not to exceed 1/3 of the EXIM Committed Line)	$
37.	Sum of (No. 34, plus No. 35, plus No. 36)	$
BALANCES
38.	Maximum Loan Amount	$ 3,000,000
39.	Total Available (Lesser of No. 38 or No 37)	$
40.	Present balance owing on Line of Credit	$
41.	RESERVE POSITION (No. 39- No. 40)	$

The undersigned represents and warrants that as of the date hereof the foregoing is true, complete and correct, that the information reflected in this Collateral Schedule complies with the representations and warranties set forth in the Loan and Security Agreement (EXIM Loan Facility), between Borrower and Bank, and the EXIM Borrower Agreement, executed by Borrower and acknowledged by Bank, each dated June 21, 2012, as may be amended from time to time, as if all representations and warranties were made as of the date hereof, and that Borrower is, and shall remain, in full compliance with its agreements, covenants, and obligations under such agreements. Such representations and warranties include, without limitation, the following: Borrower is using disbursements under such agreements only for the purpose of enabling Borrower to finance the cost of manufacturing, purchasing or selling items intended for export. Borrower is not using such disbursements for the purpose of: (a) servicing any of Borrower’s unrelated pre-existing or future indebtedness; (b) acquiring fixed assets or capital goods for the use of Borrower’s business; (c) acquiring, equipping, or renting commercial space outside the United States; or (d) paying salaries of non-U.S. citizens or non-U.S. permanent residents who are located in the offices of the United States. Additionally, disbursements are not being used to finance the manufacture, purchase or sale of all of the following: (a) Items to be sold to a buyer located in a country in which the Export Import Bank of the United States is legally prohibited from doing business; (b) that part of the cost of the items which is not U.S. Content unless such part is not greater than fifty percent (50%) of the cost of the items and is incorporated into the items in the United States; (c) defense articles or defense services or items directly or indirectly destined for use by military organizations designed primarily for military use (regardless of the nature or actual use of the items); or (d) any items to be used in the construction, alteration, operation or maintenance of nuclear power, enrichment, reprocessing, research or heavy water production facilities.

Sincerely, AEROHIVE NETWORKS, INC.

By:
Name:
Title:

Date: , 201

BANK USE ONLY

Received by:
Date:
Verified By: